PCAOB registered
JORGENSEN & CO
Certified Public Accountants
(425) 450-7024	alan@jorgensencpa.com

December 16, 2010

U.S. Securities & Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Re:	Mount Knowledge Holdings, Inc. (SEC file No. 000-52664)

We are the former independent auditors for Mount Knowledge Holdings, Inc. (SEC file No. 000-52664) (“Company”). We have read the Company’s current report on Form 8-K dated December 16, 2010 (“Form”) to be filed with the Commission.

We agree with the disclosures found in the Item 4.01 of that Form solely as they pertain to JORGENSEN & CO.

Sincerely,

/s/JORGENSEN & CO.
JORGENSEN & CO.

P.O. Box 535 Bellevue, WA 98009-0535